PAYDEN & RYGEL INVESTMENT GROUP AMENDMENT NO. 5 TO MASTER TRUST AGREEMENT

This Amendment No. 5 to the Master Trust Agreement of Payden & Rygel Investment Group dated January 22, 1992, as amended (the “Agreement”), is made as of August 31, 1994.

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated six sub-trusts known as the Payden & Rygel Global Fixed Income Fund, the Payden & Rygel Tax-Exempt Bond Fund, the Payden & Rygel Short Bond Fund, the Payden & Rygel Intermediate Bond Fund, the Payden & Rygel Opportunity Fund, and the Payden & Rygel Limited Maturity Fund; and

WHEREAS, the Trustees have the authority, without shareholder approval, under Section 4.1 of the Agreement to divide the shares of any sub-trust into classes and establish and designate separate classes of any sub-trust, and to fix and determine certain relative rights as between the classes of each sub-trust; and

WHEREAS, the Trustees hereby desire (i) to establish and designate two additional sub-trusts, to be known as the Payden & Rygel Short Duration Tax Exempt Fund and the Payden & Rygel Corporate Bond Fund, and to fix the rights and preferences of the shares thereof, and (ii) to authorize the issuance of “Class B” shares for each of the· sub-trusts of the Trust and the redesignation of the currently outstanding shares of each sub-trust as “Class A” shares;

NOW, THEREFORE:

1. The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

“Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate eight Sub-Trusts and classes thereof: the Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as “Class A” and “Class B” shares; the Payden & Rygel Tax-Exempt Bond Fund, which shall consist of two classes of shares designated as “Class A” and “Class B” shares; the Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as “Class A” and “Class B” shares; the Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as “Class A” and “Class B” shares; the Payden & Rygel Intermediate Bond Fund, which shall consist of two classes of shares designated as “Class A” and “Class B” shares; the Payden & Rygel Opportunity Fund, which shall consist of two classes of shares designated as “Class A” and “Class B” shares; the Payden & Rygel Short Duration Tax Exempt Fund, which shall consist of two classes of shares designated as “Class A” and Class B” shares; and the Payden & Rygel Corporate Bond Fund, which shall consist of two classes of shares designated as “Class A” and Class B” shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”.

2. All shares of each Sub-Trust outstanding as of the close of business on the date set forth above are hereby redesignated as “Class A” shares.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument

/s/ Joan A. Payden	/s/ Lynda L. Faber
Joan A. Payden	Lynda L. Faber

/s/ John Paul Isaacson	/s/ Christopher N. Orndorff
John Paul Isaacson	Christopher N. Orndorff

/s/ J. Clayburn La Force	/s/ Dennis C. Poulsen
J. Clayburn La Force	Dennis C. Poulsen

/s/ Stender E. Sweeney	/s/ Thomas V. Mckernan, Jr.
Stender E. Sweeney	Thomas V. Mckernan, Jr.

/s/ W. D. Hilton, Jr.
W. D. Hilton, Jr.